Exhibit 99.1

NEWS RELEASE

Date: July 31, 2012	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, July 31, 2012 — CorVel Corporation (NASDAQ: CRVL) today announced the results for the quarter June 30, 2012. Revenues for the quarter ended June 30, 2012 were a record $105 million, a 2% increase over the $102 million in revenue in the June 2011 quarter. Earnings per share for the quarter ended June 30, 2012 were $0.58. Earnings per share for the quarter ended June 30, 2011, were $0.70.

Revenue growth for the quarter over the prior year was driven by a 9% increase in the Company’s Patient Management service line which offset a 4% decrease in its Network Solutions service line. The Patient Management service line includes traditional case management services and claims management services. Claims management growth included new customers as well as revenue from liability claims services, a natural product line extension in the casualty market.

During the quarter the Company continued to sign new claims management business, including several marquee accounts, which will be implemented over the next several months. Business opportunities continue to increase due to the Company’s growing reputation in the marketplace, expanded relationships within the broker and carrier communities and the improved delivery of CorVel’s total suite of services.

The Company continues the expansion of investments in the Network Solutions service line. Work also continues on the development of mobile applications, including an application specifically designed for nurse case managers. Utilizing the advances in mobile computing, the Company’s goal is to improve the workers’ compensation experience for all constituents. The case manager app allows field case managers to easily communicate in real time with physicians, adjusters and employers, update case files and access critical data while they are out in the field with patients thereby reducing inherent delays in the claims process.

About CorVel

CorVel Corporation is a national provider of industry-leading workers’ compensation solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch to risk management so our clients can intervene early and often and be connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2012. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement (unaudited)

Quarters ended June 30, 2011 and June 30, 2012

Quarter Ended	June 30, 2011	June 30, 2012
Revenues	102,307,000	104,606,000
Cost of revenues	76,764,000	81,425,000

Gross profit	25,543,000	23,181,000

General and administrative	12,294,000	12,174,000

Income from operations	13,249,000	11,007,000

Income tax expense	5,051,000	4,411,000

Net income	8,198,000	6,596,000

Earnings Per Share:
Basic	$0.71	$0.58
Diluted	$0.70	$0.58

Weighted Shares
Basic	11,617,000	11,313,000
Diluted	11,787,000	11,426,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet (unaudited)

March 31, 2012 and June 30, 2012

	March 31, 2012	June 30, 2012
Cash	6,597,000	14,568,000
Customer deposits	5,816,000	6,802,000
Accounts receivable, net	49,334,000	46,332,000
Prepaid expenses and taxes	12,263,000	9,019,000
Deferred income taxes	7,237,000	7,357,000
Property, net	47,364,000	46,531,000
Goodwill and other assets	43,271,000	43,005,000

Total	171,882,000	173,614,000

Accounts and taxes payable	12,773,000	11,049,000
Accrued liabilities	31,989,000	30,642,000
Deferred tax liability	16,738,000	16,738,000
Paid in capital	105,910,000	107,789,000
Treasury stock	-270,574,000	-274,246,000
Retained earnings	275,046,000	281,642,000

Total	171,882,000	173,614,000